UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2012

FISHER COMMUNICATIONS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-22439	91-0222175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

140 Fourth Avenue N., Suite 500, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-404-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On November 19, 2012, Fisher Broadcasting – Oregon TV, L.L.C. ("Fisher Broadcasting"), a wholly-owned subsidiary of Fisher Communications, Inc. entered into an Asset Purchase Agreement (the "Purchase Agreement") with Newport Television LLC and Newport Television License LLC to acquire, subject to prior approval from the Federal Communications Commission (the "FCC"), television station KMTR(TV), together with certain related satellite stations (collectively, the "Station"), which serve the Eugene, Oregon Nielsen Designated Market Area, for a total purchase price of $8.5 million. Concurrently, Fisher Broadcasting assigned to Roberts Media, LLC, an unrelated third party ("Roberts Media"), its rights under the Purchase Agreement to acquire the FCC licenses with respect to the Station together with certain other of the Station’s operating and programming assets.

Also concurrently with the Purchase Agreement, Fisher Broadcasting and Roberts Media entered into a Shared Services Agreement pursuant to which Fisher Broadcasting would, following the acquisition of the Station assets by Roberts Media, provide for a fee technical, engineering and certain other services to support Roberts Media’s operation of the Station. In addition, pursuant to the Shared Services Agreement, Fisher Broadcasting, following the closing under the Purchase Agreement, would have the right to provide up to 15% of the Station’s weekly programming and sell all of the local advertising on the Station on a commissioned basis. The Shared Services Agreement will be effective upon the closing of the Station acquisition, which is expected to occur in the first half of 2013.

In connection with the Purchase Agreement and the Shared Services Agreement, Roberts Media has also granted Fisher Broadcasting an option to subsequently acquire the Station assets held by Roberts Media subject to certain conditions. It is expected that Roberts Media will obtain third-party financing for its acquisition under the Purchase Agreement and that Fisher Broadcasting will guarantee the indebtedness to be incurred by Roberts Media to finance its portion of the acquisition. The transaction is subject to approval by the FCC, other regulatory approvals and customary closing conditions.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

November 26, 2012	By:	/s/ Colleen B. Brown

Name: Colleen B. Brown
Title: President and CEO